Exhibit 10.8

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT. BEGINNING NO LATER THAN 10 DAYS AFTER THE ISSUE DATE OF THIS NOTE, USELL.COM, INC., A DELAWARE CORPORATION, LOCATED AT 171 MADISON AVENUE, 17TH FLOOR, NEW YORK, NEW YORK 10016, SHALL PROMPTLY MAKE AVAILABLE TO THE HOLDER OR HOLDERS OF THIS NOTE UPON REQUEST THE INFORMATION DESCRIBED IN TREASURY REGULATION SECTION 1.1275-3(b)(1)(i).

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

THIS NOTE IS REGISTERED WITH THE AGENT PURSUANT TO SECTION 13.5(b) OF THE PURCHASE AGREEMENT (AS DEFINED BELOW). TRANSFER OF ALL OR ANY PORTION OF THIS NOTE IS PERMITTED SUBJECT TO THE PROVISIONS SET FORTH IN SUCH SECTION 13.5 WHICH REQUIRE, AMONG OTHER THINGS, THAT NO TRANSFER IS EFFECTIVE UNTIL THE TRANSFEREE IS REFLECTED AS SUCH ON THE REGISTRY MAINTAINED WITH THE AGENT PURSUANT TO SUCH SECTION 13.5(b).

SECURED TERM NOTE

FOR VALUE RECEIVED, each of USELL.COM, INC., a Delaware corporation (“USELL”), BST DISTRIBUTION, INC., a New York corporation (“BST”), WE SELL CELLULAR LLC, a Delaware limited liability company (“WE SELL”; together with USELL and BST, the “Companies” and each a “Company”), hereby promises to pay to Senior Health Insurance Company of Pennsylvania (the “Holder”) or its registered assigns or successors in interest, the sum of FOUR MILLION FORTY THOUSAND DOLLARS ($4,040,000), together with any accrued and unpaid interest hereon subject to the terms and conditions set forth herein.

Capitalized terms used herein without definition shall have the meanings ascribed to such terms in that certain Note Purchase Agreement, dated as October 23, 2015 (as amended, restated, modified and/or supplemented from time to time, the “Purchase Agreement”) among Companies, the Holder, each other Purchaser and BAM ADMINISTRATIVE SERVICES LLC, as agent for the Purchasers (the “Agent” and together with the Purchasers (including the Holder), collectively, the “Creditor Parties”), pursuant to which this Secured Term Note was issued.

The following term shall apply to this Secured Term Note (this “Note”):

“Maturity Date” shall mean October 23, 2018.

ARTICLE I

CONTRACT RATE AND AMORTIZATION

1.1          Contract Rate. Subject to Sections 1.7 and 2.9, interest payable on the outstanding principal amount of this Note (the “Principal Amount”) shall accrue at a rate per annum equal to thirteen percent (13.0%) (the “Contract Rate”). Interest shall be (i) calculated on the basis of a 360 day year comprised of twelve (12) months with the actual number of days for each month, and (ii) payable monthly, in arrears, commencing on November 1, 2015, and on the first business day of each consecutive calendar month thereafter through and including the Maturity Date, and on the Maturity Date, whether by acceleration or otherwise.

1.2          Contract Rate Payments. The Contract Rate shall be calculated on the last business day of each calendar month hereafter until the applicable Maturity Date and shall be subject to adjustment as set forth herein.

1.3          Principal Payments. This Note shall be payable in monthly installments, in each case equal to the lesser of (a) one forty-eighth (1/48th) of the original Principal Amount of this Note and (b) the outstanding Principal Amount of this Note at the time of the payment then being made, on the first business day of each consecutive calendar month, commencing on May 1, 2016. The remaining outstanding Principal Amount together with any accrued and unpaid interest and any and all other unpaid amounts which are then owing by Companies to the Holder under this Note, the Purchase Agreement and/or any other Related Agreement shall be due and payable on the Maturity Date, whether by acceleration or otherwise.

1.4          Optional Prepayment. Companies may redeem the outstanding principal balance of this Note in whole or in part in increments of at least $500,000 each, at any time after October 23, 2016, upon at least fifteen (15) days’ prior written notice delivered to Agent and the Holder, at the prepayment price of 103% of the outstanding Principal Amount of this Note so redeemed plus all accrued but unpaid interest hereunder.

To exercise its right to prepay this Note as provided in this Section 1.4, Companies must deliver written notice of such election to the Agent and each Purchaser at least fifteen (15) days prior to the repayment date, as set forth in such notice, and Companies must take the same action with respect to all of the holders of the Notes, on a pro rata basis (based upon the respective outstanding principal amounts thereof).

1.5          Mandatory Prepayment Events. Unless waived in writing by the Agent, Companies shall prepay the Notes from the net proceeds of (a) any incurrence of Indebtedness or other capital raising or financing transaction (other than net proceeds of any purchase money Indebtedness incurred as permitted by clause (e)(i)(x) of Section 8.24 of the Purchase Agreement), (b) any insurance claims relating to any of the Collateral (to the extent such proceeds are not used to replace, restore or repair such Collateral), or (c) any sale of Collateral (other than as permitted by clause (e)(iv) of Section 8.24 of the Purchase Agreement), each a “Mandatory Prepayment Event.” Notwithstanding the foregoing, in the event Companies raise capital solely through the issuance of equity or receives cash proceeds from the exercise of outstanding warrants (“Equity Raise”), such Equity Raise shall not subject Companies to a Mandatory Prepayment Event, provided that no Event of Default exists at the time of the Equity Raise or would have occurred but for the passage of time or the giving of notice, or both, in which case the Equity Raise would create a Mandatory Prepayment Event. Any prepayments made by Companies pursuant to a Mandatory Prepayment Event shall be applied to the outstanding principal balance of the Notes on a pro rata basis (based upon the respective outstanding principal amounts thereof). No prepayment fees shall be due as a result of any Mandatory Prepayment Event under this Section 1.5 except for a Mandatory Prepayment Event from the proceeds of an Equity Raise while an Event of Default exists or would have occurred but for the passage of time or the giving of notice, or both.

1.6          Events of Default. The occurrence of any of the following events set forth in this Section 1.6 shall constitute an event of default (“Event of Default”) hereunder:

(a)          Failure to Pay. Any Company fails to pay when due any installment of principal, interest or other fees hereon in accordance herewith, or any Company fails to pay any of the other Obligations (under and as defined in the Security Agreement) within three (3) business days of when due;

(b)          Breach of Covenant. Any Company or any of its Subsidiaries breaches any covenant or any other term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of fifteen (15) days after the occurrence thereof;

(c)          Breach of Representations and Warranties. Any representation, warranty or statement made or furnished by any Company or any of its Subsidiaries in this Note, the Purchase Agreement or any other Related Agreement shall at any time be false or misleading in any material respect on the date as of which made or deemed made;

(d)          Default Under Other Agreements. The occurrence of any default (or similar term) or other event relating to any Indebtedness or Contingent Obligation of any Company or any of such Company’s Subsidiaries beyond the period of grace (if any), (i) the effect of which default or other event is to cause, or permit the holder or holders of such indebtedness or beneficiary or beneficiaries of such contingent obligation to cause, such Indebtedness to become due prior to its stated maturity or any such Contingent Obligation to become payable and (ii) (x) the aggregate amount of any such Indebtedness to become due prior to its stated maturity and any such Contingent Obligations to become payable is in excess of $100,000, or (y) such default or other event is reasonably likely to result in a Material Adverse Effect;

(e)          Bankruptcy. Any Company or any of its Subsidiaries shall (i) apply for, consent to or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, without challenge within fifteen (15) days of the filing thereof, or failure to have dismissed, within forty-five (45) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

(f)          Judgments. Attachments or levies are made upon any Company’s or any of its Subsidiary’s assets or a judgment is rendered against any Company or any of its Subsidiaries or any of its or their property involving a liability which is in excess of $100,000 in the aggregate with any other such liability (other than liability covered under available insurance) or could reasonably be expected to have a Material Adverse Effect and which shall not have been vacated, discharged, stayed or bonded within thirty (30) days from the entry thereof;

(g)          Insolvency. Any Company or any of its Subsidiaries shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

(h)          Change of Control. A Change of Control (as defined below) shall occur with respect to any Company or any Guarantor, unless the Agent shall have expressly consented to such Change of Control in writing. A “Change of Control” shall mean (i) any event or circumstance as a result of which any “Person” or “group” (as such terms are defined in Sections 13(d) and 14(d) of the Exchange Act, as in effect on the date hereof), other than a Holder of a Note, is or becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 20% or more on a fully diluted basis of the then outstanding voting equity interests of any Company or any Guarantor (other than a “Person” or “group” that beneficially owns 20% or more of such outstanding voting equity interests of any Company or any Guarantor on the date hereof), (ii) any event or circumstance as a result of which USELL shall at any time own less than 100% of all issued and outstanding equity interests of any of the following entities: HD Capital Holdings LLC, Upstream Phone Company USA, Inc., BST Distribution, Inc. and/or Upstream Holdings, Inc., (iii) any event or circumstance as a result of which BST Distribution, Inc. shall at any time own less than 100% of all issued an outstanding equity interests of We Sell Cellular, LLC, (iv) any change in the composition of the Board of Directors of any Company or any Guarantor (the “Board”) such that the Continuing Directors (as defined below) cease for any reason to constitute at least a majority of the Board (as used herein, “Continuing Directors” means those individuals who as of the Initial Closing Date constituted the Board and each other director that was elected by at least 66 2/3% of the Continuing Directors, or as applicable, such director’s nomination for election to the Board is recommended by 66 2/3% of the Continuing Directors), (v) any Company or any of the Guarantors merges or consolidates with, or sells all or substantially all of its assets to, any other Person, or (vi) the consummation of a purchase, tender or exchange offer made to, and accepted by, the holders of more than a majority of the outstanding shares of common stock of any Company or any Guarantor;

(i)          Failure of Liens. The Agent’s lien on any Collateral deemed material by Agent shall fail or cease to be a first priority validly perfected security interest;

(j)          Breach of Covenant. The Company or any of its Subsidiaries breaches any covenant set forth in Section 8 of the Purchase Agreement;

(k)          Exercise of Certain Rights Under Stock Purchase Agreement. The exercise or attempted exercise by any Seller of any Buy-Back Right under and as each such term is defined in the Stock Purchase Agreement, in each case prior to the indefeasible payment in full of all Liabilities (as defined in the Security Agreement). For purposes hereof, the term “Stock Purchase Agreement” means the Stock Purchase Agreement dated October 23, 2015, and effective as of October 1, 2015 by and among BST Distribution, Inc., the Sellers described therein and USELL; or

(l)          Material Variations. With respect to the income statements and balance sheets for WE SELL and BST for the fiscal year ending 2015 as reflected in the audited Consolidating Financial Statements delivered to Agent in accordance with Section 8.4(a) of the Purchase Agreement, such Consolidating Financial Statements shall disclose any material variation from the income statements and balance sheets of WE SELL and BST for the corresponding period which were analyzed by Marcum LLP in its due diligence report dated August 11, 2015, a copy of which was delivered by USELL to Agent prior to the Initial Closing Date.

1.7           Default Interest. Following the occurrence and during the continuance of any Event of Default, Companies shall pay additional interest on the outstanding principal balance of this Note, at a rate per annum which is determined by adding five percent (5.0%) per annum to the Contract Rate (“Default Interest Rate”), and all outstanding obligations under this Note, the Purchase Agreement and each other Related Agreement, including unpaid interest, shall continue to accrue interest at the Default Interest Rate from the date of such Event of Default until the date such Event of Default is cured or waived in writing by the Agent.

1.8           Acceleration. If any Event of Default shall have occurred and be continuing, (a) if such event is an Event of Default specified in Section 1.6(e), all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon, without any requirement of presentment, demand, protest or notice of any kind, all of which are hereby waived, and (b) if such event is not an Event of Default specified in Section 1.6(e) (as a result of which the Notes have already been accelerated), the Agent or the holders of a majority of the outstanding principal amount of the Notes may at their option, by notice in writing to Companies, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon, without any requirement of further presentment, demand, protest or other notice of any kind, all of which are hereby waived and with the consent of the Creditor Parties, the Agent shall exercise on behalf of the Creditor Parties (including the holders of all of the Notes) all rights and remedies available to them under the Security Agreement and any other Related Document.

ARTICLE II

MISCELLANEOUS

2.1           Cumulative Remedies. The remedies under this Note shall be cumulative.

2.2          Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

2.3          Notices. Any notice herein required or permitted to be given shall be given in writing in accordance with the terms of the Purchase Agreement.

2.4          Amendment Provision. The term “Note” and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as such successor instrument may be amended or supplemented.

2.5          Assignability. This Note shall be binding upon each Company and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in accordance with the requirements of the Purchase Agreement. No Company may assign any of its obligations under this Note without the prior written consent of the Holder, any such purported assignment without such consent being null and void.

2.6          Cost of Collection. In case of the occurrence of an Event of Default under this Note, Companies shall pay the Holder the Holder’s costs of collection, including reasonable fees associated with the hiring of experts and reasonable attorneys’ fees.

2.7          Governing Law, Jurisdiction and Waiver of Jury Trial.

(a)          THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(b)          EACH COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE AND/OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY COMPANY, ON THE ONE HAND, AND THE HOLDER AND/OR ANY OTHER CREDITOR PARTY, ON THE OTHER HAND, PERTAINING TO THIS NOTE OR ANY OF THE OTHER RELATED AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE OR ANY OF THE RELATED AGREEMENTS; PROVIDED, THAT EACH COMPANY ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS NOTE SHALL BE DEEMED OR OPERATE TO PRECLUDE THE HOLDER AND/OR ANY OTHER CREDITOR PARTY FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION WHERE ANY OF THE COLLATERAL IS LOCATED TO COLLECT THE LIABILITIES (AS DEFINED IN THE SECURITY AGREEMENT), TO REALIZE ON THE COLLATERAL (AS DEFINED IN THE SECURITY AGREEMENT) OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE HOLDER AND/OR ANY OTHER CREDITOR PARTY. EACH COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH COMPANY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. EACH COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH COMPANY AT THE ADDRESS SET FORTH IN THE PURCHASE AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH COMPANY’S ACTUAL RECEIPT THEREOF OR FIVE (5) DAYS AFTER DEPOSIT IN THE U.S. MAIL, PROPER POSTAGE PREPAID.

(c)          EACH COMPANY DESIRES THAT ITS DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND/OR OF ARBITRATION, EACH COMPANY HERETO WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE HOLDER AND/OR ANY OTHER CREDITOR PARTY, ON THE ONE HAND, AND EACH COMPANY, ON THE OTHER HAND, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE, ANY OTHER RELATED AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

2.8           Severability. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

2.9           Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum rate shall be credited against amounts owed by Companies to the Holder and thus refunded to Companies.

2.10         Security Interest. The Agent, for the ratable benefit of the Creditor Parties, has been granted a security interest in certain assets of Companies and the Guarantors as more fully described in the Security Agreement and the other Related Agreements.

2.11         Construction; Counterparts. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other. Unless the context otherwise requires, (i) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (ii) the words “hereof,” “herein” and words to similar effect refer to this Note in its entirety, and (iii) the use of the word “including” in this Note shall be by way of example rather than limitation. This Note may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument. Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

2.12         Registered Obligation. This Note shall be registered (and such registration shall thereafter be maintained) as set forth in Section 13.5(b) of the Purchase Agreement. Notwithstanding any document, instrument or agreement relating to this Note to the contrary, transfer of this Note (or the right to any payments of principal or stated interest thereunder) may only be effected by (i) surrender of this Note and either the reissuance by Companies of this Note to the new holder or the issuance by Companies of a new instrument to the new holder or (ii) registration of such holder as an assignee in accordance with Section 13.5 of the Purchase Agreement.

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IN WITNESS WHEREOF, each Company has caused this Secured Term Note to be signed in its name effective as of this ___ day of October, 2015.

USELL.COM, INC.

By:
Name: Nikhil Raman
Title: Chief Executive Officer

BST DISTRIBUTION, INC.

By:
Name: Brian Tepfer
Title: Chief Executive Officer

WE SELL CELLULAR LLC

By:
Name: Nikhil Raman
Title: Manager

SIGNATURE PAGE TO SECURED TERM NOTE